Exhibit 10.60

                              AMENDMENT TO THE
                        AGOURON PHARMACEUTICALS, INC.
                                401(k) PLAN


WHEREAS, Agouron Pharmaceuticals, Inc. (the "Employer") adopted the Agouron Pharmaceuticals, Inc. 401(k) Plan (the "Plan") effective January 1, 1989, for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer now desires to amend the Plan to provide for an increase in the Employer Matching Contribution from ten percent (10%) to twenty-five percent (25%);

NOW, THEREFORE, effective January 1, 1996, Article One, Section 1.3(c)(1) of the Plan shall be amended to read as follows:

     1.3(c)(1)     Employer Matching Contributions.  Effective January 1,
     1996, the Employer may make a vested Matching Contribution equal to twenty-five percent (25%) of that portion of the Participant's Employee Deferral which does not exceed six percent (6%) of the Participant's Compensation.

     The Matching Contribution shall be determined and made on a quarterly basis. The amount of the current quarter Matching Contribution shall be based on the Plan Year-to-date Employee Deferrals and Participant Compensation.

     In the event that the Employer contributions are insufficient to provide the full Matching Contribution as described above, the Matching Contribution shall be prorated to the amount of Employer contribution available at the time of the allocation.


IN WITNESS WHEREOF, the Employer has hereunto affixed its signature this 15th day of February, 1996.

                    AGOURON PHARMACEUTICALS, INC.




                    By:  /s/ Steven S. Cowell
                        ----------------------------------------------------
                        Steven S. Cowell
                        Vice President and CFO, Agouron Pharmaceuticals, Inc. Trustee, Agouron Pharmaceuticals, Inc. 401(k) Plan